UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc.
Suite 310 - 815 W. Hastings Street,
Vancouver, B.C.
Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2022, InMed Pharmaceuticals Inc. (the “Company”) entered into two Securities Purchase Agreements (the “Purchase Agreements”) with an institutional accredited investor (the “Investor”), providing for the issuance and sale of 4,079,256 of its common shares (or pre-funded warrants in lieu thereof) at a purchase price of $0.858 per share in a registered direct offering priced at-the-market under Nasdaq rules, as well as a concurrent private placement to issue and sell to the investor 1,748,250 common shares (or pre-funded warrant in lieu thereto) at the same purchase price as in the registered direct offering (collectively, the “Offerings”). In addition, the Company has agreed to issue to the investor in the Offerings unregistered preferred investment options (the “investment options”) to purchase up to an aggregate of 5,827,506 common shares. The investment options have an exercise price equal to $0.74 per share, will be exercisable immediately, and will expire six and one-half years from the date of issuance. The aggregate gross proceeds to the Company of the Offerings are expected to be approximately $5 million. The Company intends to use the net proceeds from the Offerings to continue pipeline development, advance commercial activities and for general working capital purposes.

The Purchase Agreements also provide to the Investor whose purchase of Shares in the Offerings would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) (the “Beneficial Ownership Limitation”) of the Company’s outstanding common shares, the pre-funded warrants in lieu of shares (the “Pre-Funded Warrants”), each Pre-Funded Warrant will be immediately exercisable for one common share at an exercise price of $0.0001. The purchase price of each Pre-Funded Warrant is equal to $0.858 minus $0.0001. The Pre-Funded Warrants may be exercised at any time until exercised in full. However, the Pre-Funded Warrants may not be exercised to the extent that such exercise would cause the Investor and its affiliates to beneficially own in excess of the Beneficial Ownership Limitation. The closing of the sale of these securities is expected to take place on or about June 6, 2021, subject to customary closing conditions.

The Company also entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the Investor. Under the Warrant Amendment Agreement, the Company agreed to amend certain existing warrants to purchase up to 4,480,771 shares of common stock that were previously issued in 2020 and 2021 to the Investor, with exercise prices ranging from $2.848 to $5.11 per share (the “Existing Warrants”), in consideration for their purchase of approximately $3.5 million of common shares in the registered direct offering, as follows: (i) lower the exercise price of the Existing Warrants to $0.74 per share, (ii) provide that the Existing Warrants, as amended, will not be exercisable until six months following the closing date of the registered direct offering, and (iii) extend the original expiration date of the Existing Warrants to seven years following the closing date of the registered direct offering. The Warrant Amendment Agreement is subject to the consummation of the registered direct offering and the Investor’s satisfaction of its purchase commitment thereunder.

The common shares, pre-funded warrants and common shares underlying the pre-funded warrants (but excluding the common shares and pre-funded warrants sold in the private placement and the investment options and the common shares underlying the investment options sold in the Offerings) are being offered and sold by the Company pursuant to a “shelf” registration statement on Form S-3 (333-262532), including a base prospectus, previously filed with the Securities and Exchange Commission (SEC) on February 4, 2022, and declared effective by the SEC on February 11, 2022. The offering of the common shares and the pre-funded warrants to be issued in the registered direct offering are being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available at the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus may also be obtained from H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The unregistered pre-funded warrants and investment options sold in the Offerings were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the common shares underlying the pre-funded warrants and investment options, have not been registered under the Act or applicable state securities laws. Accordingly, the pre-funded warrants, the investment options and the common shares underlying the pre-funded warrants and investment options may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to an accredited investor. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares issuable upon exercise of the unregistered pre-funded warrants and investment options.

In connection with the Offerings, on May 31, 2022, the Company entered into a letter agreement (the “Placement Agency Agreement”) with H.C. Wainwright & Co., LLC regarding its engagement as the placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the Offerings.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the securities being offered in the Offerings. The Placement Agent will be paid a cash fee equal to 7.5% of the gross proceeds received by the Company from the sale of the securities at the closing of the Offering. In addition the Placement Agent will also be issued preferred investment options to purchase that number of Shares of the Company equal to 6.5% of the aggregate number of Shares placed in the Offering and will also receive reimbursement of certain of its expenses.

The Form of Preferred Investment Option and the Forms of the Pre-Funded Warrants, Warrant Amendment Agreement the Forms of Purchase Agreements and the Registration Rights Agreement, are filed hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information regarding the unregistered common shares, pre-funded warrants and investment options sold in the Offerings included in Item 1.01 above is incorporated in this Item 3.02 by reference.

Item 7.01 Regulation FD Disclosure.

On June 2, 2022, the Company issued a press release announcing its entrance into the Purchase Agreements. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description

4.1	Form of Preferred Investment Option
4.2	Form of Pre-Funded Warrant
4.3	Form of Pre-Funded Warrant
4.4	Warrant Amendment Agreement
10.1	Form of Securities Purchase Agreement
10.2	Form of Securities Purchase Agreement
10.3	Registration Rights Agreement
99.1	Press Release, dated June 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: June 3, 2022	By:	/s/ Brenda Edwards
Brenda Edwards
Chief Financial Officer

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